UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 25, 2005
WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (256) 353-1310
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Amendment No.2 to Amended and Restated Credit Agreement
Ex-10.2 Amendment No.2 to Receivables Purchase Agreement

Item 1.01 Entry into a Material Definitive Agreement
     On October 25, 2005, Wolverine Tube, Inc. (the “Company”) entered into amendments to its secured revolving credit facility and its receivables sale facility (together, the “Amendments”).
Amendment to Secured Revolving Credit Facility
     The Company amended its secured revolving credit facility pursuant to Amendment No. 2 to Amended and Restated Credit Agreement, effective as of September 30, 2005, among the Company and its U.S. subsidiaries (the “Borrowers”), the lenders named therein and Wachovia Bank, National Association (“Wachovia”), as administrative agent (the “Credit Agreement Amendment”). The Credit Agreement Amendment further amends the Amended and Restated Credit Agreement, as previously amended, dated as of April 28, 2005, among the Borrowers, the lenders named therein and Wachovia (as amended to date, the “Credit Agreement”).
     The Credit Agreement Amendment eliminated the requirement that minimum consolidated EBITDA be tested monthly on a rolling twelve-month basis beginning with the production month ending closest to September 30, 2005. The Credit Agreement Amendment further adjusted this covenant to require minimum consolidated EBITDA to be greater than or equal to $32,000,000, calculated on a rolling four quarter basis, commencing with the fiscal quarter ending closest to June 30, 2007 and for each fiscal quarter thereafter. As a result of the Credit Agreement Amendment, the minimum consolidated EBITDA covenant is effectively suspended until quarterly testing resumes for the second fiscal quarter of 2007.
     As of October 2, 2005, $12.2 million in letters of credit and no revolving loans were outstanding under the secured revolving credit facility, leaving approximately $13.1 million in additional borrowing availability thereunder. As of October 2, 2005 and after giving effect to the Amendments, the Borrowers were in compliance with the financial covenants contained in the Credit Agreement.
     A copy of the Credit Agreement Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The remaining terms of the Credit Agreement, which remain unchanged by the Credit Agreement Amendment, are described in the Company’s Form 8-Ks filed with the Securities and Exchange Commission on May 4, 2005 and August 5, 2005, which are incorporated herein by reference.
     Wachovia, the administrative agent and a lender under the secured revolving credit facility, also serves as the agent and a liquidity provider under the Company’s receivables sale facility, the indenture trustee, paying agent and registrar for the Company’s 7-3/8% Senior Notes due 2008 and 10-1/2% Senior Notes due 2009, as well as the transfer agent for the Company’s common stock and administrator of the Company’s stock option plans. First Union Securities, Inc., acting under the trade name Wachovia Securities, was one of the initial purchasers of the Company’s 10-1/2% Senior Notes due 2009, issued on March 27, 2002.

Amendment to Receivables Sale Facility
     The Company amended its receivables sale facility pursuant to Amendment No. 2 to Receivables Purchase Agreement, effective as of September 30, 2005, among DEJ 98 Finance, LLC (“DEJ 98 Finance”), Wolverine Finance, LLC (“Wolverine Finance”), the Company, Blue Ridge Asset Funding Corporation, an affiliate of Wachovia (“Blue Ridge”), and Wachovia, individually and as agent (the “RPA Amendment”). The RPA Amendment further amends the Receivables Purchase Agreement, as previously amended, dated as of April 28, 2005, among DEJ 98 Finance, Wolverine Finance, the Company, Blue Ridge, the liquidity banks from time to time party thereto and Wachovia (as amended to date, the “RPA”).
     The RPA Amendment adjusted the minimum consolidated EBITDA requirements in the RPA to be consistent with the revised minimum consolidated EBITDA covenant contained in the Credit Agreement Amendment. As a result of the RPA Amendment, the minimum consolidated EBITDA covenant is effectively suspended until quarterly testing resumes for the second fiscal quarter of 2007. In addition, the RPA Amendment requires DEJ 98 Finance to furnish audited annual financial statements to Wachovia.
     As of October 2, 2005, utilization of the receivables sale facility was approximately $18.5 million, leaving approximately $23.9 million in additional availability thereunder. As of October 2, 2005 and after giving effect to the Amendments, the Company was in compliance with the financial requirements contained in the RPA.
     A copy of the RPA Amendment is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The remaining terms of the RPA, which remain unchanged by the RPA Amendment, are described in the Company’s Form 8-Ks filed with the Securities and Exchange Commission on May 4, 2005 and August 5, 2005, which are incorporated herein by reference.
     Wachovia, the agent and a liquidity provider under the receivables sale facility, also serves as the administrative agent and a lender under the secured revolving credit facility and has certain other relationships with the Company as described above.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, effective September 30, 2005, among the Company, its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.

10.2	Amendment No. 2 to Receivables Purchase Agreement, effective September 30, 2005, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, the Company, Blue Ridge Asset Funding Corporation and Wachovia Bank, National Association, individually and as agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Dated: October 31, 2005
WOLVERINE TUBE, INC.
By: /s/ Thomas B. Sabol
      Thomas B. Sabol
      Senior Vice President, Chief
      Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Amended and Restated Credit Agreement, effective September 30, 2005, among the Company, its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.

10.2	Amendment No. 2 to Receivables Purchase Agreement, effective September 30, 2005, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, the Company, Blue Ridge Asset Funding Corporation and Wachovia Bank, National Association, individually and as agent.